EXHIBIT 8



                    [Letterhead of Willkie Farr & Gallagher]




December 30, 2002


Teva Pharmaceutical Industries Limited
5 Basel Street
P.O. Box 3190
Petach Tikva 49131
Israel

Teva Pharmaceutical Finance B.V.
c/o MeesPierson Trust (Curacao) N.V.
J.B. Gorsiraweg 14
Curacao, Netherlands Antilles

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (the "Guarantor"), in connection with the preparation and filing of a Registration Statement on Form F-3 (the "Registration Statement") by the Guarantor and Teva Pharmaceutical Finance B.V. (the "Company"), a limited liability company organized under the laws of the Netherlands Antilles and an indirect, wholly owned subsidiary of the Guarantor, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (1) $450,000,000 aggregate principal amount of 0.375% Convertible Senior Debentures Due 2022 of the Company (the "Debentures"), (2) the Guarantor's unconditional guarantee thereof and (3) such indeterminable number (initially, 10,489,778, as adjusted for the two-for-one split of Teva's ordinary shares paid to holders of record as of December 10, 2002) of the Guarantor's American Depository Receipts, evidencing American Depository Shares representing ordinary shares, NIS 0.1 par value, as may be required for issuance upon conversion of the Debentures.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as copies, the authenticity of the originals of such documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or



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Teva Pharmaceutical Industries Limited
Teva Pharmaceutical Finance B.V.
December 30, 2002
Page 2


among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

Based upon the foregoing and upon consideration of applicable law, and subject to the next succeeding paragraph, it is our opinion that the discussion of the United States federal income tax matters set forth under the caption "United States Federal Income Tax Considerations" in the prospectus that forms part of the Registration Statement (the "Prospectus"), insofar as it sets forth statements of law or legal conclusions and except to the extent qualified therein, is accurate in all material respects.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts, or any change or inaccuracy in the statements, facts or assumptions on which we have relied, may affect the continuing validity of the opinion set forth above. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matters other than those specifically covered by this opinion.

This opinion is limited to the federal income taxation laws of the United States and does not cover questions arising under or relating to the laws of any other jurisdiction, including without limitation, the laws of Israel, the laws of the Netherlands Antilles or the laws of any other foreign jurisdiction, or any State of the United States, the District of Columbia or any political subdivision of any of these.

We hereby consent to being named in the Registration Statement and the Prospectus as counsel that has passed on the above-referenced tax matters. We also hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Willkie Farr & Gallagher